UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

a.) Impairment of Mortgage Servicing Rights

     In connection with the preparation of interim financial statements of Irwin Financial Corporation (the "Company") to be included in the Company's Form 10-Q for the quarter ended June 30, 2005, the Company expects to record a non-cash impairment charge relating to certain assets of its mortgage servicing business.

     A copy of a press release issued by the Company on July 6, 2005 describing the impairment is attached as Exhibit 99 to this report on Form 8-K.

b.) Restructuring of Minority Interests in Subsidiaries

    As part of Irwin Financial Corporation's incentive compensation programs, we have provided certain key managers in our lines of business with minority interests in the subsidiaries they manage in order to align interests between senior managers and Irwin shareholders. Joseph LaLeggia, who heads our commercial finance line of business, has owned a 5% minority interest (net of our preferred interest) in Irwin Commercial Finance Corporation, the parent company of our commercial finance line of business. Prior to June 30, 2005, three other managers and a former manager of the U.S. subsidiaries of Irwin Commercial Finance each owned minority interests of 5% or less (net of our preferred interest) in those subsidiaries.

     The Board decided to restructure the incentive compensation programs for key managers. The change involves eliminating or phasing out minority interests, where they exist, at our lines of business, including the commercial finance line of business. As a first step in restructuring the commercial finance line of business, on June 30, 2005, Irwin Commercial Finance repurchased the 5% minority interest held by Mr. LaLeggia in Irwin Commercial Finance for approximately $969,000 plus interest, and purchased the 5% minority interest held by the head of Irwin Franchise Capital Corporation, the franchise subsidiary of Irwin Commercial Finance, for approximately $934,000 plus interest. These values were based on the most recent appraisals of the "fair market value" of the common equity of these companies. In connection with these transactions, the shareholder agreements of Irwin Commercial Finance Corporation and Irwin Franchise Capital Corporation were terminated. Minority interests in the U.S. leasing subsidiary (Irwin Business Finance Corporation) have also been eliminated as part of the restructuring.

     Mr. LaLeggia and four other managers continue to own an indirect minority interest of approximately 22% of the common stock of Irwin Commercial Finance Canada Corporation (formerly Onset Capital Corporation), our Canadian leasing subsidiary, which interest they held when we acquired this company in 2000. Management is currently considering the development of other incentive compensation and the phase-out of these minority interests in the Canadian subsidiary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     c.) Exhibits
Exhibit No.	Description
99	Press Release of Irwin Financial Corporation issued July 6, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: July 7, 2005	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer